Exhibit 10.1

Execution Version

SPONSOR SUPPORT AGREEMENT

This Sponsor Support Agreement (this “Agreement”) is dated as of July 30, 2025, by and among Spring Valley Acquisition Sponsor II, LLC, a Delaware limited liability company (the “Sponsor”), Spring Valley Acquisition Corp. II, a Cayman Islands exempted company (“Acquiror”), and Eagle Energy Metals Corp., a Nevada corporation (the “Company”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement (as defined below).

RECITALS

WHEREAS, prior to the execution and delivery of this Agreement, Acquiror, Spring Valley Merger Sub II, INC., a Nevada corporation, and the Company entered into that certain Agreement and Plan of Merger, dated as of July 30, 2025 (as it may be amended, restated or otherwise modified from time to time in accordance with its terms, the “Merger Agreement”);

WHEREAS, as of the date hereof, the Sponsor is the record and “beneficial owner” (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the “Exchange Act”)) of and is entitled to dispose of and vote the number of (a) Acquiror Class A Shares and Acquiror Class B Shares as set forth on Schedule I (the “Owned Shares”; the Owned Shares and any additional Acquiror Class A Shares (or any securities convertible into or exercisable or exchangeable for Acquiror Class A Shares) and any additional Acquiror Class B Shares (or any securities convertible into or exercisable or exchangeable for Acquiror Class B Shares) in which the Sponsor acquires record and beneficial ownership after the date hereof, including by purchase, as a result of a stock dividend, stock split, recapitalization, combination, reclassification, exchange or change of such shares, or upon exercise or conversion of any securities, the “Covered Shares”); and (b) Acquiror Private Warrants as set forth on Schedule I (the “Owned Warrants”); and

WHEREAS, as an inducement to the Company to enter into the Merger Agreement and to consummate the Transactions, the parties hereto desire to agree to certain matters as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I.

COVENANTS

Section 1.1 Voting Agreements.

(a)            At any meeting of the shareholders of Acquiror, however called, or at any adjournment thereof, or in any other circumstance in which the vote, consent or other approval of the shareholders of Acquiror is sought, the Sponsor shall (i) appear at each such meeting or otherwise cause all of its Covered Shares entitled to vote that the Sponsor holds of record or beneficially, as of the date hereof, or acquires record or beneficial ownership of after the date hereof (collectively, the “Subject Acquiror Shares”) to be counted as present thereat for purposes of calculating a quorum, (ii) not redeem any Subject Acquiror Shares at such meeting and (iii) vote (or cause to be voted), or execute and deliver a written consent (or cause a written consent to be executed and delivered) covering, all of the Subject Acquiror Shares:

(i)             in favor of each Proposal;

(ii)            in favor of any proposal to adjourn a meeting at which there is a proposal for shareholders of Acquiror to approve and adopt the Proposals to a later date if there are not sufficient votes to approve and adopt the Proposals, or if there are not sufficient shares present in person or represented by proxy at such meeting to constitute a quorum; and

(iii)           against any proposal (A) in opposition to approval of the Merger Agreement, (B) inconsistent with the Merger Agreement or the Transactions, (C) relating to any Acquiror Acquisition Proposal or (D) relating to any other action or business before such meeting that (1) would reasonably be expected to materially impede, interfere with, delay, postpone or adversely affect the Merger or any of the other Transactions or result in a breach of any covenant, representation or warranty or other obligation or agreement of Acquiror under the Merger Agreement, (2) would result in the failure of any condition set forth in Article IX of the Merger Agreement to be satisfied or result in a breach of any covenant, representation or warranty or other obligation or agreement of the Sponsor contained in this Agreement or (3) would reasonably be expected to result in a breach of Section 7.11 of the Merger Agreement.

(b)            The obligations of the Sponsor specified in this Section 1.1 shall apply whether or not the Merger or any action described above is recommended by the Acquiror Board.

Section 1.2 No Inconsistent Agreement. The Sponsor hereby represents and covenants that it has not entered into, and shall not enter into, any agreement, arrangement or understanding, including any voting trust, proxy or power of attorney, that would restrict, limit or interfere with the performance of its obligations hereunder, including with respect to any of the Covered Shares.

Section 1.3 Sponsor Founder Shares; Forfeiture.

(a)            At and after the Closing, the Sponsor will retain (i) 3,100,000 shares of Acquiror Common Stock (the “Retained Shares”) and (ii) 7,000,000 Acquiror Private Warrants (the “Retained Warrants”).

(b)            The Sponsor hereby agrees, subject to and conditioned upon the Closing, to forfeit (and execute such documents or certificates evidencing such forfeiture as Acquiror and/or the Company may reasonably request), concurrently with the Closing, all of the (i) Owned Shares other than the Retained Shares and (ii) Owned Warrants other than the Retained Warrants. This Section 1.3(c) shall be void and of no force and effect if the Merger Agreement shall be terminated or the Closing shall not occur for any reason.

Section 1.4 Sponsor Loans. At the Closing, all of the outstanding principal amounts as of the Closing Date under the working capital loan and the extension loan issued by Acquiror to the Sponsor shall be converted by Acquiror and the Sponsor into Acquiror Warrants, at the price of $1.00 per Acquiror Warrant.

ARTICLE II.

SPONSOR REPRESENTATIONS AND WARRANTIES

Section 2.1 Representations and Warranties. The Sponsor hereby represents and warrants as of the date hereof as follows:

(a)            The Sponsor is the only record and a beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of, and has good, valid and marketable title to, its Owned Shares, free and clear of Liens other than as created by this Agreement and Permitted Liens. As of the date hereof, other than the Owned Shares, the Sponsor does not own beneficially or of record any shares of capital stock of Acquiror (or any securities convertible into shares of capital stock of Acquiror).

(b)            The Sponsor is a legal entity duly organized, validly existing and, to the extent such concept is applicable, in good standing under the laws of the jurisdiction of organization.

(c)            The Sponsor has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to perform all of its obligations hereunder.

(d)            The execution and delivery of this Agreement has been, and the consummation of the transactions contemplated hereby have been, duly authorized by all requisite action by the Sponsor, to the extent applicable.

(e)            This Agreement has been duly and validly executed and delivered by the Sponsor and, assuming this Agreement has been duly authorized, executed and delivered by the other parties hereto, this Agreement constitutes, and upon its execution will constitute, a legal, valid and binding obligation of the Sponsor enforceable against it in accordance with its terms.

(f)            The Sponsor understands and acknowledges that each of Acquiror and the Company is entering into the Merger Agreement in reliance upon the Sponsor’s execution and delivery of this Agreement.

ARTICLE III.

MISCELLANEOUS

Section 3.1 No Redemption and Waiver of Anti-Dilution. The Sponsor irrevocably and unconditionally agrees and acknowledges that, in connection with the transactions contemplated by the Merger Agreement, the Sponsor shall not seek redemption of, shall not elect redemption of or cause to be redeemed any of its Acquiror Class A Shares. The Sponsor, solely in connection with and only for the purpose of the Transactions, hereby irrevocably and unconditionally waives, to the fullest extent permitted by Law, and agrees not to assert or perfect, any rights to adjustment or other anti-dilution protections with respect to any of its Acquiror Class B Shares. This Section 3.1 shall be void and of no force and effect if the Merger Agreement shall be terminated or the Closing shall not occur for any reason.

Section 3.2 No Transfers. The Sponsor hereby agrees not to, directly or indirectly, prior to the termination of this Agreement in accordance with Section 3.4 hereof, except pursuant to the consummation of the Redomicile, (a) sell, transfer, pledge, encumber, assign, hedge, swap, convert or otherwise dispose of (including by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by operation of Law or otherwise), either voluntarily or involuntarily (collectively, “Transfer”), or enter into any contract or option with respect to the Transfer of any of the Sponsor’s Covered Shares, or (b) take any action that would make any representation or warranty of the Sponsor contained herein untrue or incorrect or have the effect of preventing or materially delaying the Sponsor from or in performing its obligations under this Agreement; provided, however, that nothing herein shall prohibit a Transfer to an Affiliate of the Sponsor (a “Permitted Transfer”); provided, further, that any Permitted Transfer shall be permitted only if, as a precondition to such Transfer, the transferee also agrees in a writing, reasonably satisfactory in form and substance to Acquiror and the Company, to assume all of the obligations of the Sponsor under, and be bound by all of the terms of, this Agreement in respect of the Sponsor’s Covered Shares so Transferred and any Covered Shares subsequently acquired; provided, further, that any Transfer permitted under this Section 3.2 shall not relieve the Sponsor of its obligations under this Agreement. Any Transfer in violation of this Section 3.2 with respect to the Sponsor’s Covered Shares shall be null and void. This Section 3.2 shall be void and of no force and effect if the Merger Agreement shall be terminated or the Closing shall not occur for any reason.

Section 3.3 Authorization; No Breach. Each of Acquiror and the Company (each making these representations and warranties separately) (a) is a legal entity duly organized, validly existing and, to the extent such concept is applicable, in good standing under the Law of the jurisdiction of its organization and (b) has all requisite corporate or limited liability company power, as applicable, without violating any agreement to which it is bound, to enter into this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by each of Acquiror and the Company (each making these representations and warranties separately) has been duly and validly authorized by all requisite corporate or limited liability company action, as applicable, and no other actions or proceedings on its part are necessary to authorize the execution, delivery or performance of this Agreement.

Section 3.4 Termination. This Agreement and all of its provisions shall terminate and be of no further force or effect upon the earlier of (a) the consummation of the Closing, (b) the termination of the Merger Agreement in accordance with Article X thereof and (c) the liquidation of Acquiror. Upon such termination of this Agreement, all obligations of the parties under this Agreement will terminate, without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party hereto shall have any claim against another (and no person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof; provided, however, that the termination of this Agreement shall not relieve any party hereto from liability arising in respect of any breach of this Agreement prior to such termination. This ARTICLE III shall survive the termination of this Agreement.

Section 3.5 Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York (without reference to its choice of law rules). Each party hereto hereby irrevocably and unconditionally (a) agrees that all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall only be brought in any state or federal court located in the State of New York, (b) expressly submits to the personal jurisdiction and venue of such courts for the purposes thereof, and (c) waives and agrees not to raise (by way of motion, as a defense or otherwise) any and all jurisdictional, venue and convenience objections or defenses that such party may have in such action or proceeding.

Section 3.6 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 3.5.

Section 3.7 Assignment. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned (including by operation of law) without the prior written consent of the parties hereto.

Section 3.8 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to seek an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

Section 3.9 Amendment. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by Acquiror, the Sponsor and the Company.

Section 3.10 Severability. If any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 3.11 Notices. All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (c) when delivered by FedEx or other nationally recognized overnight delivery service or (d) when e-mailed during normal business hours (and otherwise as of the immediately following Business Day), addressed as follows:

If to Acquiror or the Sponsor:

Spring Valley Acquisition Corp. II

Spring Valley Acquisition Sponsor II, LLC

2100 McKinney Ave., Suite 1675

Dallas, TX 75201

Attention: Christopher Sorrells

E-mail:        Chris.Sorrells@sv-ac.com

with a copy to (which will not constitute notice):

Greenberg Traurig, LLP

One Vanderbilt Ave

New York, NY 10017

Attention: Alan Annex; Adam Namoury; Jason Simon

Email: Alan.Annex@gtlaw.com; Adam.Namoury@gtlaw.com;

Jason.Simon@gtlaw.com

If to the Company:

Eagle Energy Metals Corp.

5470 Kietzke Lane, Suite 300

Reno, NV 89511

Attention: Mark Mukhija

E-mail: mmukhija@eagleenergymetals.com

With a copy (which shall not constitute notice) to:

Nelson Mullins Riley & Scarborough LLP

Attn: Peter Strand; Mike Bradshaw

E-mail: peter.strand@nelsonmullins.com; mike.bradshaw@nelsonmullins.com

Section 3.12 Counterparts. This Agreement may also be executed and delivered by facsimile signature or by other electronic means in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 3.13 Entire Agreement. This Agreement and the agreements referenced herein and referenced in the Merger Agreement (to the extent applicable) constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the parties hereto to the extent they relate in any way to the subject matter hereof.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the Sponsor, Acquiror and the Company have each caused this Sponsor Support Agreement to be duly executed as of the date first written above.

SPONSOR:

SPRING VALLEY ACQUISITION SPONSOR II, LLC

By:	/s/ Christopher Sorrells
Name: Christopher Sorrells
Title: Managing Member

[Signature Page to Sponsor Support Agreement]

ACQUIROR:

SPRING VALLEY ACQUISITION CORP. II

By:	/s/ Christopher Sorrells
Name: Christopher Sorrells
Title: Chief Executive Officer

[Signature Page to Sponsor Support Agreement]

COMPANY:

EAGLE ENERGY METALS CORP.

By:	/s/ Manavdeep Mukhija
Name: Manavdeep Mukhija
Title: Chief Executive Officer

[Signature Page to Support Agreement]

Schedule I

	Acquiror Class A Shares	Acquiror Class B Shares	Acquiror Private Warrants
Spring Valley Acquisition Sponsor II, LLC	7,666,666	1	13,350,000